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                                                                   EXHIBIT 10.33

                        FIRST AMENDMENT AND WAIVER dated as of April 18, 2001
                (this "Amendment"), to the Credit Agreement dated as of October
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                31, 2000(the "Credit Agreement"), among EXODUS COMMUNICATIONS,
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                INC., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders"),THE CHASE MANHATTAN BANK, as
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                administrative agent and collateral agent (the "Agent"), and
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                CHASE MANHATTAN INTERNATIONAL LIMITED, as London agent

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrower; and

     WHEREAS, the borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to amend the Credit Agreement as requested by the Borrower, subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Defined Terms.  Capitalized terms used and not defined herein
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shall have the meanings given to them in the Credit Agreement, as amended hereby.

     SECTION 2. Amendment of Credit Agreement.  Section 1.01 of the Credit
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Agreement is amended by revising the first sentence of the definition of
"Consolidated EBITDA" to read as follows:

     "'Consolidated EBITDA' means, for any period, Consolidated Net Income for
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   such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges for such period, (v) acquisition and reorganization costs associated with the Global Acquisition not in excess, in the aggregate for all periods, of $65,000,000, (vi) noncash charges consisting of writedowns during such periods in the carrying value of portfolio equity investments and (vii) noncash losses during such period attributable to the ownership by the Borrower and the Restricted
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   Subsidiaries of Equity Interests in a Person the results of which are required, in accordance with GAAP, to be consolidated with those of the Borrower and the Restricted Subsidiaries during such period, provided, however, that the Borrower and the Restricted Subsidiaries do not own more than 20% of the outstanding Equity Interests of such Person, and minus
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   (b) without duplication, (i) any extraordinary gains during such period, to the extent included in the determination of such Consolidated Net Income, and
   (ii) any cash expenditures made during such period in respect of acquisition costs in connection with the Global Acquisition referred to in clause (a) (v) above, but only to the extent the cumulative amount of such cash expenditures for all periods exceeds $16,000,000."

     SECTION 3. Waivers. (a) The Lenders hereby waive compliance with Section
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5.12 of the Credit Agreement to the extent, but only to the extent, of deferring until June 30, 2001, the date by which Equity Interests of GlobalCenter Pty Ltd owned by the Borrower and the Restricted Subsidiaries must be pledged pursuant to the Pledge Agreement (it being understood that no such pledge will be required if, prior to June 30, 2001, ownership of all such Equity Interests of GlobalCenter Pty Ltd are transferred to a Foreign Subsidiary in respect of which the Collateral and Guarantee Requirement has, to the extent applicable, been satisfied).

     (b) The Lenders hereby waive compliance with Section 6.09(a) and 6.09(b) of the Credit Agreement to the extent, but only to the extent, necessary to permit the voluntary redemption by the Borrower of the Borrower's 5% Convertible Subordinated Notes due March 15, 2006 (the "Convertible Notes") for consideration consisting of shares of common stock of the Borrower or, to the extent required by the terms of the Convertible Notes, cash.

     SECTION 4. Representation and Warranties. The Borrower hereby represents
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and warrants to the Agent and the Lenders as of the date hereof that, after giving effect to this Amendment:

     (a)  No Default or Event of Default has occurred and is continuing.

     (b) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as of the date hereof (expect to the extent that any representation or warranty expressly relates to an earlier date, in which
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   case such representation or warranty is true and correct in all material respects as of such earlier date).

          SECTION 5.  Effectiveness.  This Amendment shall become effective
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as of March 31, 2001, at such time as the Agent shall have received counterparts hereof duly executed and delivered by the Borrower and the Required Lenders.

          SECTION 6.  Effect of Amendment.  Expect as expressly set forth
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herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respect and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreement contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Amendment, any reference in any Loan Document to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.


          SECTION 7.  Counterparts.  This Amendment may be executed in any
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number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 8.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY,
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AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.  Expenses.  The Borrower agrees to reimburse the
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Administrative Agent for all out-of-pocket expenses in connection with this
Amendment, including the
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reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                        EXODUS COMMUNICATIONS, INC.,

                                           By   /s/ R. Marshall Case
                                              ___________________________
                                              Name: R. Marshall Case
                                              Title: EVP, Finance, CFO

                                        THE CHASE MANHATTAN BANK
                                        Individually and as Agent,

                                           By  /s/ Tracey Navin Ewing
                                              ___________________________
                                              Name: Tracey Navin Ewing
                                              Title: Vice President